Exhibit 99.1

PULMATRIX ANNOUNCES $5 MILLION REGISTERED DIRECT OFFERING

LEXINGTON, Mass., Jan. 30, 2017 —- Pulmatrix, Inc., (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary diseases, today announced that it has entered into a definitive agreement with several institutional investors to purchase an aggregate of approximately $5.0 million of shares of common stock in a registered direct offering.

The Company agreed to sell an aggregate of approximately 2,000,000 shares of common stock, at a price of $2.50 per share, in the registered direct offering. The closing of this offering is expected to take place on or about February 2, 2017, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., is acting as exclusive placement agent in connection with this offering.

The estimated net proceeds to the Company from the sale of the shares of common stock in the registered direct offering are expected to be approximately $4.5 million. The Company intends to use the net proceeds for general corporate purposes and to payment of indebtedness.

A “shelf” registration statement (File No. 333-212546) relating to the shares of common stock to be issued in this offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement and the accompanying prospectus relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement and the accompanying prospectus, when available, can be obtained at the SEC’s website at http://www.sec.gov and also be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY, 10022, by calling 646-975-6996 or by e-mailing placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for lung diseases, including opportunities in major pulmonary diseases through collaborations, like PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) and PUR1900, an inhaled antifungal that could benefit severe asthmatics and patients with rare disease like cystic fibrosis. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering, the closing of the transaction described in this press release, which is subject to customary conditions, and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering of common stock, the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2016, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Robert Clarke, CEO

(781) 357-2333

rclarke@pulmatrix.com

William Duke, CFO

(781) 357-2333

wduke@pulmatrix.com